HSBC HOLDINGS PLC




--------------------------------------------------------------------------------


                                  RULES OF THE

                               HSBC HOLDINGS GROUP

                                SHARE OPTION PLAN


--------------------------------------------------------------------------------




                   Approved by the Company in General Meeting
                                 on 26 May 2000

   Part A approved by the Inland Revenue on 13 September 2000 under refX20871 Amended by the Remuneration Committee on 25 January 2002 and 29 November 2002.




                                 BACON & WOODROW
                            Actuaries and Consultants
                                  St Olaf House
                               London Bridge City
                                     London
                                     SE1 2PE

                                HSBC HOLDINGS PLC
                                      RULES
                                     OF THE
                      HSBC HOLDINGS GROUP SHARE OPTION PLAN

                                    CONTENTS
                                    --------

Section                                                                     Page

INTRODUCTION

1. General                                                                     3

2. Grant of Options                                                            3

PART A

1.  Definitions                                                                5

2.  Grant of Options/                                                         11

3.  Conditions relating to the grant of Options                               12

4.  Number of Shares in respect of which Options may be granted               13

5.  Rights of exercise                                                        15

6.  Takeover, reconstruction and amalgamation and liquidation                 17

7.  Manner of exercise                                                        19

8.  Issue of shares                                                           20

9.  Adjustments                                                               20

10. Administration                                                            21

11. Alterations                                                               22

12. General                                                                   23




PART B

1.  Definitions                                                               25

2.  Grant of Options                                                          31

3.  Conditions relating to the grant of Options                               33

4.  Number of Shares in respect of which Options may be granted               33

5.  Rights of exercise                                                        35

6.  Takeover, reconstruction and amalgamation and liquidation                 38

7.  Manner of exercise                                                        39

8.  Issue of shares                                                           41

9.  Adjustments                                                               41

10. Administration                                                            43

11. Alterations                                                               43

12. General                                                                   44

INTRODUCTION

1.   General

     (1) Part A of the Rules of the Plan constitutes a Company Share Option Plan approved by the Inland Revenue under the provisions of the Act.

     (2) Part B of the Rules of the Plan is not approved by the Inland Revenue under the provisions of the Act.

2.   Grant of Options

     (1) The Committee shall specify whether an Option is being granted under Part A or Part B of the Rules of the Plan and the relevant Option Certificate shall be written accordingly.

     (2) The Committee may determine that any Option granted under Part B of the Rules shall be subject to additional and/or modified terms and conditions relating to the grant and terms of exercise as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations or practice of any country or territory which may have application to the relevant Eligible Employee, Option Holder or Participating Company.

     (3) In exercising their discretion under Clause 2(2) above the Committee may:

         (a) require an Option Holder to make such declarations or take such other action (if any) as may be required for the purpose of any securities, tax or other laws of any country or territory which may be applicable to him at the Date of Grant or on exercise; and

         (b) adopt any supplemental rules or procedures governing the grant or exercise of Options as may be required for the purpose of any securities, tax or other laws of any country or territory which may be applicable to an Eligible Employee or Option Holder, provided that such rules or procedures may not be adopted to the extent that they require the sanction of an ordinary resolution of the Company in general meeting in accordance with Rule 11(4) of Part A of the Plan, unless such ordinary resolution has been passed.

               Rules of the HSBC Holdings Group Share Option Plan

                                     PART A

      Approved by the Inland Revenue under the provisions of the Income and Corporation Taxes Act 1988 on [] under reference X20871/1A

1.   Definitions

     In this Plan, the following words and expressions shall, where the context so permits, have the meanings set forth below:



     "Acquiring Company"           the person mentioned in Rules 6(1)(a), (b)
                                   and (d), being a company within the meaning of Section 832 of the Act;

     "Acquisition Price"           in relation to an Option, the total amount
                                   payable on exercise being an amount equal to the relevant Share Price multiplied by the number of Shares in respect of which the Option is exercised;

     "the Act"                     the Income and Corporation Taxes Act 1988;

     "All-Employee Share Plan"     any plan under the terms of which
                                   participation is to be offered to all or substantially all employees of the Company or of any of its Subsidiaries or of such employees resident in a particular country or territory;

     "Annual Bonus"                The amount of bonus (if any) awarded at the
                                   discretion of the Committee to an Eligible
                                   Employee in respect of a financial year of the Company preceding a Plan Year;

     "Applicable Limit"            in relation to an Eligible Employee in any
                                   Plan Year a total of one hundred and fifty per cent (and, at the discretion of the Committee, in exceptional circumstances, a maximum of two hundred and twenty five per cent) of his annual rate of salary at the Date of Grant together with any Annual Bonus paid to him which limit shall include the grant of Options under the Plan and any grant of Performance Share Awards under the HSBC
                                   Holdings Restricted Share Plan 2000 PROVIDED that the Committee shall determine how such limit applies where Options are granted using such Option Pricing formula or model as they consider appropriate;

     "Associated Company"          the meaning given by Section 416 of the Act;

     "the Auditors"                the auditors for the time being of the
                                   Company acting as experts and not as
                                   arbitrators;

     "the Committee"               a duly authorised committee of the Directors
                                   comprising a majority of non-executive
                                   directors;

     "the Company"                 save as provided in Rule 6(3) HSBC Holdings
                                   plc registered in England under number
                                   617987;

     "Control"                     the meaning ascribed by Section 840 of the
                                   Act;

     "Date of Grant"               the date an Option Certificate is issued
                                   under the Plan pursuant to Rule 2;

     "Dealing Day"                 a day on which The London Stock Exchange is
                                   open for business;

     "the Directors"               the board of directors of the Company;

     "Discretionary Share
     Incentive Plan"               any Employee Share Plan which is not an
                                   All-Employee Share Plan

     "Eligible Employee"           any person who:

                                   (1) (a) is a director of a Participating
                                           Company required to devote
                                           substantially the whole of his time
                                           to his duties and in any case not
                                           less than 25 hours a week (exclusive
                                           of meal breaks); or

                                       (b) if not a director, is employed by a
                                           Participating Company;

                                       and

                                   (2) is not ineligible to participate in the
                                       Plan by virtue of paragraph 8 of Schedule
                                       9 to the Act (material interest in a
                                       close company);

     "Employee Share Plan"         any plan enabling or facilitating the holding
                                   of Shares by employees (including executive directors) of the Company or any of its subsidiaries;

     "Grant Period"                a period of three calendar months commencing
                                   on the Dealing Day following any of:


                                   (1) a day on which Part A of the Plan or any
                                       amendment thereto is approved by the
                                       Inland Revenue under the Act; or

                                   (2) a day on which the Company makes an
                                       announcement of its results for any year, half year or other period or issues any prospectus, listing particulars or other document containing equivalent information relating to Shares; or

                                   (3) a day on which the Directors resolve that
                                       exceptional circumstances have arisen
                                       which justify the grant of Options; or

                                   (4) a day on which any announcement is made
                                       of modifications to be made to the Act;

     "Group"                       the Company and its Subsidiaries;

     "Holding Company"             in relation to the Acquiring Company, a
                                   company falling within the definition in
                                   Section 736 of the Companies Act 1985;

     "Inland Revenue Limit"        in relation to an Eligible Employee,
                                   (pound)30,000 or such other amount as is prescribed from time pursuant to paragraph
                                   28(1) of Schedule 9 of the Act;

     "Market Value"                in relation to a Share on any day:

                                   (1) save as mentioned in (2) below, its
                                       market value on the day preceding the
                                       Date of Grant as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation Division of the Inland Revenue; or

                                   (2) if and so long as the Shares are listed
                                       by The UK Listing Authority, the higher
                                       of:

                                       i)  the average of the middle market
                                           quotations of a Share (as derived
                                           from the Daily Official List of The
                                           London Stock Exchange) for the five
                                           Dealing Days falling within the Grant
                                           Period immediately preceding the date
                                           of the relevant grant made under Rule
                                           2(1) and;

                                       ii) the middle market quotation of a
                                           Share (as derived from the Daily
                                           Official List of the London Stock
                                           Exchange) on the date of the relevant
                                           grant made under Rule 2(1);

     "Option" a right to acquire Shares pursuant to the Plan;

     "Option Holder"               a person to whom an Option has been granted
                                   (or, as the context requires, his personal representatives);

     "Participating Company"       (1) the Company; and

                                   (2) any other Company, which is both a
                                       Subsidiary and under the Control of the
                                       Company;

     "Performance Condition"       the objective performance condition
                                   determined by the Committee which must be satisfied before Options may be exercised;

     "the Plan"                    the HSBC Holdings Group Share Option Plan in
                                   its present form, or as from time to time altered in accordance with the Rules and Part
                                   A of which shall constitute an approved share option scheme under the provisions of the Act;

     "Plan Year"                   Means 1 January to 31 December of any year;

     "Savings Related Share
     Option Plan"                  A savings related share option scheme falling
                                   within the definition of paragraph 1 of
                                   Schedule 9 to the Act;

     "Share" save as provided in Rule 6(3), a share in the Company satisfying paragraphs 10 to 14 inclusive of Schedule 9 to the Act;

     "Share Price"                 the price per Share, as determined by the
                                   Directors, at which an Eligible Employee may acquire Shares in respect of which an Option has been granted to him, being not less than:

                                   (1) the Market Value of a Share;

                                   or

                                   (2) if greater, and Shares are to be
                                       subscribed, the nominal value of a Share;

                                   subject to any adjustment pursuant to Rule
                                   9(1);

     "Subsidiary"                  the meaning given to it in Section 736 of the
                                   Companies Act 1985;

     "The Hong Kong Stock          The Stock Exchange of Hong Kong Limited;
     Exchange"

     "The London Stock             The London Stock Exchange Limited;
      Exchange"

     "The New York Stock Exchange" The New York Stock Exchange, Inc.

     "The UK Listing Authority"    The UK Financial Services Authority

     References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine shall include the feminine (and vice versa).

2.   Grant of Options

     (1) Within a Grant Period, the Directors may, at their absolute discretion, grant Options under Part A of the Plan to Eligible Employees.

     (2) The Directors shall issue an Option certificate under seal or in such other manner as shall take effect as a deed of the Company which shall be in such form as the Directors shall from time to time determine (subject to the approval of the Inland Revenue) and which shall include details of:

         (a) the Date of Grant of the Option;

         (b) the Share Price;

         (c) the number of Shares subject to the Option;

         (d) any date or dates determined by the Directors upon which the Option is first exercisable in whole or in part and, where on any date only part is first exercisable, the number of Shares over which such partial exercise may be made; and

         (e) the Performance Condition to be satisfied as a condition of the exercise of the Option in accordance with Rule 3(2) (as amended, relaxed or waived, if relevant, in accordance with Rule 3(3)); and

         (f) shall state that the Option is granted under this Part A of the Plan; and details of which (as set out in Rule 2(2) (a)-(f)) shall be sent to each Eligible Employee to whom such Option has been granted.

     (3) Each Eligible Employee to whom an Option is granted may by notice in writing within 30 days of the Date of Grant disclaim in whole or in part his rights under the Option in which case the Option shall for all purposes be deemed never to have been granted.

     (4) Subject to the rights of an Option Holder's personal representatives to exercise an Option as provided in Rule 5(5), every Option shall be personal to the Eligible Employee to whom it is granted and shall not be transferable.

     (5) No payment shall be made in respect of the grant of an Option.

     (6) Notwithstanding the provisions of this Rule, where any Option is to be granted to an director of the Company all determinations in relation to such Options shall be made by the Committee.

3.   Conditions relating to the grant of Options

     (1) Any Option granted to an Eligible Employee shall be limited and take effect so that immediately following such grant, the aggregate Market Value of all the Shares which he may acquire under:

         (i)  Part A of the Plan; and

         (ii) any other share option scheme (except a Savings Related Share Option Plan) established by the Company or any Associated Company of the Company and approved by the Inland Revenue under the Act ("a Relevant Share Option Plan"), shall not exceed the Inland Revenue Limit.

     (2) The value of Options granted to an Eligible Employee under Part A and Part B of the Plan, valued using an appropriate option pricing methodology determined by the Committee, together with the amount used to acquire Shares pursuant to the grant of performance share awards made to him under the HSBC Holdings Restricted Share Plan 2000 may not exceed the Applicable Limit.

     (3) Save as provided in Rules 5(5), 5(6) and 6 an Option shall be granted subject to the Performance Condition.

     (4) When events have occurred which cause the Committee to consider that the Performance Condition has become unfair or impractical, they may, in their discretion (provided such discretion is exercised fairly and reasonably), amend, relax or in exceptional circumstances waive such Performance Condition. Any such amendment, waiver or relaxation shall not result in the Option being subject to performance conditions which are more difficult to satisfy than those which applied immediately prior to such amendment, waiver or relaxation. After such amendment, waiver or relaxation the Directors shall issue to the Option Holder a replacement Option Certificate or other notice specifying the details in Rule 2(2).

4.   Number of Shares in respect of which Options may be granted

     If and so long as any of the Company's shares are admitted by The UK Listing Authority;

     (1) (a) the maximum number of Shares which may be allocated for subscription under the Plan, when added to the number of Shares issued in the preceding ten years under any employees' share scheme within the meaning of Section 743 of the Companies Act 1985, or placed under option for subscription in the same period under any other share option scheme (whether or not an executive share option scheme), approved in general meeting by the Company or any company under its Control, shall not exceed 10% of the Company's issued ordinary share capital for the time being; and

         (b) the maximum number of Shares which may be allocated for subscription under the Plan , when added to the number of Shares issued or issuable under the HSBC Holdings Restricted Share Plan and any Discretionary Share Incentive Plan within the meaning of
             Section 743 of the Companies Act 1985, approved in general meeting by the Company or any company under its Control, in the preceding ten years shall not exceed 5% of the Company's issued ordinary share capital for the time being;

         (c) Shares allocated for subscription or transferred under the Plan shall not exceed 848,847,000 Shares (being 10% of the Company's issued ordinary share capital on 13 April 2000); and

         (d) at any time the number of Shares subject to all Options held by an Option Holder shall not exceed 25% of the shares subject to all outstanding Options under the Plan; and

     (2) For the purpose of the above limits other than (c):

         (a) any Shares which are already in issue when placed under option; and

         (b) any Shares comprised in any Option which has lapsed, shall be disregarded for the purposes of calculating the number of Shares under option and any Shares which are issued pursuant to the grant of Options shall be taken into account once only on the date they are placed under option.

5.   Rights of exercise

     (1) Save as provided in Rules 5(5) (death) and 5(6) (transfer out of group) and Rule 6 (takeover etc), an Option may only be exercised on or after the latest of:

         (a) the third anniversary of the Date of Grant; and

         (b) any date or dates which may have been specified in accordance with Rule 2(2)(d) in the relevant Option Certificate; and

         (c) the date on which the Performance Condition has been satisfied, (unless waived, amended or relaxed pursuant to Rule 3(3)),

         but in any event not later than the tenth anniversary of the Date of Grant.

     (2) Save as provided in Rules 5(5) (death), 5(6) (transfer out of group), 5(7) (redundancy/early retirement) and Rule 6 below, an Option may only be exercised by an Option Holder while he is a director or employee of a Participating Company or an Associated Company of a Participating Company.

     (3) If an Option Holder retires at the age at which he would normally retire in accordance with the terms of his contract of employment he may not exercise any Option granted to him within two years of such retirement.

     (4) An Option may not be exercised by an Option Holder at any time when he is prohibited from such exercise by virtue of the provisions of paragraph 8 of Schedule 9 to the Act, or in the case of personal representatives when the Option Holder would have been so prohibited.

     (5) An Option may be exercised by the personal representatives of a deceased Option Holder during the period of one year following the date of death.

     (6) An Option may be exercised by an Option Holder where the Subsidiary, the undertaking or part-undertaking in which the Option Holder is employed is transferred to a person other than a Participating Company or an Associated Company of a Participating Company within six months of the date of such transfer.

     (7) An Option may be exercised by an Option Holder in accordance with Rule 5(1) where the Option Holder ceases to hold any office or employment with a Participating Company on account of:-

         (a) redundancy (within the meaning of the Employment Rights Act 1996); or (b) early retirement by agreement with his employer and subject to the achievement of the Performance Condition as provided for in Rule 5(1)(c).

     (8) An Option shall lapse at the occurrence of the earliest of the following: (a) the tenth anniversary of the Date of Grant; or

         (b) the date on which the Performance Condition is deemed not to have been met or the date on which it becomes apparent that any such condition has become incapable of being satisfied or;

         (c) subject to Rule 6(3) (rollover), the expiry of any of the applicable periods specified in Rules 5(5) (death), 5(6) (transfer out of group) and Rules 6(2)(b), (c) and (d); or

         (d) the date on which an Option Holder ceases to be a director or employee of any Participating Company or any Associated Company of a Participating Company for any reason other than those specified in Rules 5(5) (death), 5(6) (transfer out of group) and 5(7) (redundancy/early retirement); or

         (e) the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding-up of the Company; or

         (f) the date on which the Option Holder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option; or

         (g) subject to Rule 6(3) (rollover), where Rule 6(1)(a) applies, six weeks from the date on which the person referred to therein obtains Control of the Company and first becomes entitled to give, in connection with the offer referred to therein, a valid notice to acquire compulsorily any Shares pursuant to Section 429 Companies Act 1985.

         Provided that for the purposes of the Plan (and, in particular, Rule 5(8)(d)), a female Option Holder who is on maternity leave (as defined by the Employment Relations Act 1999) by reason of pregnancy or confinement and who exercises her right to return to work in accordance with the Employment Relations Act 1999 before exercising an Option shall be treated for the purposes of the Plan as not having ceased to hold such office or employment. If she does not so exercise her right to return to work she will be regarded as having ceased to hold such office or employment on the last day on which she is entitled to return to work.

6.   Takeover, reconstruction and amalgamation and liquidation

     (1) This Rule shall apply where:

         (a) any person obtains Control of the Company as a result of making either a general offer to acquire the whole of the Company's issued share capital (other than any shares already owned by the Holding Company or any Subsidiary of the Holding Company) and which is made on a condition such that if it is satisfied the offeror will have such Control, or a general offer to acquire all the Shares in the Company which are of the same class as the Shares; or

         (b) any person obtains Control of the Company in pursuance of a scheme of arrangement sanctioned by the Court under Section 425 of the Companies Act 1985; or

         (c) without any person obtaining Control of the Company the Court sanctions a scheme of arrangement affecting the Shares under
             Section 425 of the Companies Act 1985; or

         (d) any person becomes bound or entitled to acquire Shares in the Company under Sections 428 to 430 of the Companies Act 1985; or

         (e) a resolution is passed for the voluntary winding-up of the Company,

         and for the purpose of this Rule 6 (except Rule 6(3)), a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control.

     (2) Subject to Rule 5(8) an Option may be exercised during any of the following periods subject to the satisfaction of the Performance Condition in the period mentioned in Rule 6(2)(a), 6(2)(b), 6(2)(c), and 6(2)(d):

         (a) in relation to Rule 6(1)(a), within six months of the date on which Control is so obtained and any condition subject to which the offer is made is satisfied (or until the expiry of the period mentioned in (c) below, if earlier); or

         (b) in relation to Rules 6(1)(b) and (c), the period of six months after the date the Court sanctions such scheme of arrangement; or

         (c) in relation to Rule 6(1)(d), during any period such person remains so bound or entitled; or

         (d) in relation to Rule 6(1)(e), within six months of the passing of such resolution.

     (3) Notwithstanding anything to the contrary in these Rules, where any person mentioned in Rules 6(1)(a), (b) or (d) is a company an Option Holder may, by agreement with the Acquiring Company and within the appropriate period mentioned in Rules 6(2)(a) (b) and (c), release his Option under the Plan ("the Old Option") in consideration of the grant to him of a new Option ("the New Option") which, within the meaning ascribed by paragraph 15(3) of Schedule 9 to the Act, is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company or some other company falling within paragraph
         (b) or (c) of paragraph 10 of Schedule 9 to the Act). With effect from the date of release references in Rules 5, 6, 7, 8, 9 and 10(1)-(4) and 12(2) (and, in relation to expressions used in those Rules, in Rule 1) to "the Company" and "Shares" shall, in relation to the New Option, be construed as references to the Acquiring Company and Shares in the Acquiring Company or some other company as the case may be, but references to Participating Company shall continue to be construed as if references to the Company were references to HSBC Holdings plc.

7.   Manner of exercise

         An Option may be exercised, in whole or in part, by the delivery to the secretary of the Company, or his duly appointed agent, of an Option certificate (or such other documentation that the Company may deem appropriate) covering not less than the number of Shares over which the Option is then to be exercised, with the notice of exercise endorsed thereon duly completed and signed by the Option Holder together with cleared funds representing the Acquisition Price payable in respect of the Shares over which the Option is to be exercised. The relevant Shares shall be allotted or transferred (as the case may be) within 28 days following such delivery and accordingly, in cases where Shares are to be transferred, the Company shall use its best endeavours to ensure due transfer thereof.

8.   Issue of shares

     (1) All Shares issued pursuant to the exercise of Options under the Plan shall rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any dividend or other rights declared by reference to a record date preceding the date of such exercise.

     (2) If and so long as the Shares are listed on The London Stock Exchange, The Hong Kong Stock Exchange and The New York Stock Exchange the Company shall use its best endeavours to procure that as soon as practicable after the allotment of any Shares pursuant to the Plan application shall be made to The UK Listing Authority for admission of the Shares to the Official List to the Listing Committee of The Hong Kong Stock Exchange for the listing of, and permission to deal in, the Shares and to a Listing Representative of the New York Stock Exchange for the listing of, and permission to deal in, the Shares.

9.   Adjustments

     (1) The number of Shares over which an Option is granted, the Share Price thereof and the limits in Rule 4 on the number of Shares issuable under the Plan shall, subject to the prior approval of the Inland Revenue, be adjusted in such manner as the Committee shall determine (and which the Auditors shall confirm in writing to be in their opinion fair and reasonable) following any capitalisation issue, subdivision, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital to the intent that (as nearly as may be without involving fractions of a Share or a Share Price calculated to more than two places of decimals) the Acquisition Price payable in respect of an Option shall remain unchanged but the number of Shares issuable under the Plan and any other employees' share scheme shall take account of any such event, PROVIDED that, save as provided in Rules 9(2) and (3), no adjustment made pursuant to this Rule 9(1) shall have the effect of reducing the Share Price below the nominal value of a Share.

     (2) Where an Option subsists over both issued and unissued Shares, an adjustment may be made under Rule 9(1) which would have the effect of reducing the Share Price to less than the nominal value of a Share provided that the reduction of the Share Price in relation to Options over both issued and unissued Shares can be made to the same extent.

     (3) Any adjustment made to the Share Price of unissued Shares which would have the effect of reducing the Share Price to less than the nominal value of a Share shall only be made if and to the extent that the Directors are authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Share Price. The Directors may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

     (4) The Committee may take such steps as they may consider necessary to notify Option Holders of any adjustments made under Rule 9(1) and to call in, cancel, endorse, issue or re-issue any Option certificate consequent upon such adjustment.

10.  Administration

     (1) Notices or documents required to be given to an Eligible Employee or to an Option Holder shall either be delivered to him by hand or sent to him at his place of work or by first class post pre-paid at his last known home address according to the information provided by him. Notices sent by first class post shall be deemed to have been given on the day following the date of posting.

     (2) The Company may distribute to Option Holders copies of any notice or document sent by the Company to its shareholders generally.

     (3) The Company shall at all times keep available unissued Shares or shall ensure that sufficient issued Shares will be available as may be required to satisfy the exercise of all Options which have neither lapsed nor been exercised taking account of any other obligations of the Company to allot unissued Shares.

     (4) The Committee may make such regulations for the administration of the Plan as they deem fit, provided that no regulation shall be valid to the extent it is inconsistent with the Rules.

     (5) The decision of the Committee in any dispute relating to an Option, or the due exercise thereof, or any other matter in respect of the Plan, shall be final and conclusive subject to the determination of the Auditors when so required by Rule 9(1).

     (6) The costs of introducing and administering the Plan shall be borne by the Company.

11.  Alterations

     (1) The Committee may, prior to approval of Part A of the Plan under the Act by the Inland Revenue, alter Part A of the Plan as may be necessary in order to obtain or maintain such approval.

     (2) After the date on which Part A of the Plan is approved by the Inland Revenue under the Act, no alteration made by the Committee to Part A of the Plan shall be effective until it shall have previously been approved by the Inland Revenue.

     (3) Subject to (2) above, after the date on which Part A of the Plan is approved by the Inland Revenue under the Act, the Committee may, in their absolute discretion, alter Part A of the Plan to give effect to changes under the Act.

     (4) The Plan may be amended by the Committee in any way, provided that amendments which are to the material advantage of Option Holders (present or future) may only be made by or with the prior approval of The Hong Kong Stock Exchange and of an ordinary resolution of the shareholders of the Company in general meeting unless they are minor amendments which the Committee considers necessary or desirable in order to benefit the administration of the Plan, or they are amendments to obtain or maintain favourable tax, exchange control or regulatory treatment of any Eligible Employee rights to acquire such Shares or Option Holders or of any Participating Company.

     (5) Where any alteration would abrogate or adversely affect the subsisting rights of Option Holders it will not be effective unless such alteration is made:

         (a) with the consent in writing of such number of Option Holders as hold Options over 75 per cent of the Shares which would be issued if all Options granted and subsisting were exercised and Shares issued; or

         (b) by a resolution at a meeting of Option Holders by a majority of not less than 75 per cent of the Option Holders who attend and vote either in person or by proxy. For the purposes of this Rule 11(5)(b) the Option Holders shall be treated as the holders of a separate class of share capital and the provisions of the articles of association of the Company relating to class meetings shall apply mutatis mutandis.

     (6) Written notice of any amendment made in accordance with this Rule 11 shall be given to all Option Holders.

12.  General

     (1) The Plan shall terminate on 26 May 2005 being the fifth anniversary of the date on which it is approved by the Company in general meeting or at any earlier time by resolution of the Directors. Termination of the Plan shall be without prejudice to the subsisting rights of Option Holders.

     (2) If an Eligible Employee or an Option Holder shall cease for any reason including as a result of being wrongfully or unfairly dismissed to be in the employment of the company or any of its Subsidiaries, he shall not be entitled, by way of compensation for loss of office or employment or otherwise howsoever, to any sum or any benefit to compensate him for any consequential loss or curtailment of any right or benefit accrued or in prospect under the Plan, and any such loss or curtailment shall not form part of any claim for damages for breach of any contract of employment of any Eligible Employee or Option Holder or compensation for unfair dismissal or any other claim whatsoever.

13.  Governing Law

     This Plan is governed by and shall be construed in accordance with the laws of England.

                                     PART B
               Rules of the HSBC Holdings Group Share Option Plan

1.   Definitions

     In this Plan, the following words and expressions shall, where the context so permits, have the meanings set forth below:

     "Acquiring Company"           the person mentioned in Rules 6(1)(a), (b)
                                   and (d), being a company within the meaning of Section 832 of the Act;

     "Acquisition Price"           in relation to an Option, the total amount
                                   payable on exercise being an amount equal to the relevant Share Price multiplied by the number of Shares in respect of which the Option is exercised;

     "the Act"                     the Income and Corporation Taxes Act 1988;


     "All-Employee Share Plan"     any plan under the terms of which
                                   participation is to be offered to all or substantially all employees of the Company or of any of its Subsidiaries or of such employees resident in a particular country or territory;

     "Annual Bonus"                The amount of bonus (if any) awarded at the
                                   discretion of the Committee to an Eligible
                                   Employee in respect of a financial year of the Company preceding a Plan Year;

     "Applicable Limit"            in relation to an Eligible Employee in any
                                   Plan Year a total of one hundred and fifty per cent (and, at the discretion of the Committee, in exceptional circumstances, a maximum of two hundred and twenty five per cent) of his annual rate of salary - at the Date of Grant together with any Annual Bonus paid to him which limit shall include the grant of Options under the Plan and any grant of Performance Share Awards under the HSBC
                                   Holdings Restricted Share Plan 2000; PROVIDED that the Committee shall determine how such limit applies where options are granted using such Option Pricing formula or model as they consider appropriate;

     "Associated Company"          the meaning given by Section 416 of the Act;

     "the Auditors"                the auditors for the time being of the
                                   Company acting as experts and not as
                                   arbitrators;

     "the Committee"               a duly authorised committee of the Directors
                                   comprising a majority of non-executive
                                   directors;

     "the Company"                 save as provided in Rule 6(3) HSBC Holdings
                                   plc registered in England under number
                                   617987;

     "Control"                     the meaning ascribed by Section 840 of the
                                   Act;

     "Date of Grant"               the date an Option Certificate is issued
                                   under the Plan pursuant to Rule 2;

     "Dealing Day"                 a day on which The London Stock Exchange is
                                   open for business;

     "the Directors"               the board of directors of the Company;

     "Discretionary Share
     Incentive Plan"               any Employee Share Plan which is not an
                                   All-Employee Share Plan

     "Eligible Employee"           any person who:

                                   (1) (a) is a director of a Participating
                                           Company required to devote
                                           substantially the whole of his time
                                           to his duties and in any case not
                                           less than 25 hours a week (exclusive
                                           of meal breaks); or

                                       (b) if not a director, is employed by a
                                           Participating Company

                                   and

                                   (2) is not ineligible to participate in the
                                       Plan by virtue of paragraph 8 of Schedule
                                       9 to the Act (material interest in a
                                       close company);

     "Employee Share Plan"         any plan enabling or facilitating the holding
                                   of Shares by employees (including executive directors) of the Company or of any of its Subsidiaries;

     "Grant Period"                a period of three calendar months commencing
                                   on the Dealing Day following any of:

                                   (1) a day on which Part A of the Plan or any
                                       amendment thereto is approved by the
                                       Inland Revenue under the Act; or

                                   (2) a day on which the Company makes an
                                       announcement of its results for any year, half year or other period or issues any prospectus, listing particulars or other document containing equivalent information relating to Shares; or

                                   (3) a day on which the Directors resolve that
                                       exceptional circumstances have arisen
                                       which justify the grant of Options; or

                                   (4) a day on which any announcement is made
                                       of modifications to be made to the Act;

     "Group"                       the Company and its Subsidiaries;

     "Holding Company"             in relation to the Acquiring Company, a
                                   company falling within the definition in
                                   Section 736 of the Companies Act 1985;

     "Market Value"                in relation to a Share on any day:

                                   (1) save as mentioned in (2) below, its
                                       market value on the day preceding the
                                       Date of Grant as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992; or

                                   (2) if and so long as the Shares are listed
                                       by The UK Listing Authority, the higher
                                       of:

                                           i)  the average of the middle market
                                               quotations of a Share (as derived
                                               from the Daily Official List of
                                               The London Stock Exchange) for
                                               the five Dealing Days falling
                                               within the Grant Period
                                               immediately preceding the date of
                                               the relevant grant made under
                                               Rule 2(1) or;

                                           ii) the middle market quotation of a
                                               Share (as derived from the Daily
                                               Official List of the London Stock
                                               Exchange) on the date of the
                                               relevant grant made under Rule
                                               2(i);

     "Option" a right to acquire Shares pursuant to the Plan;

     "Option Holder"               a person to whom an Option has been granted
                                   (or, as the context requires, his personal representatives);

     "Participating Company"       (1) the Company; and

                                   (2) any other Company, which is both a
                                       Subsidiary and under the Control of the
                                       Company:

     "Performance Condition"       the performance condition determined by the
                                   Committee which must be satisfied before Options may be exercised;

     "Savings Related Share
     Option Plan"                  a savings related share option scheme falling
                                   within the definition of paragraph 1 of
                                   Schedule 9 to the Act;

     "the Plan"                    the HSBC Holdings Group Share Option Plan in
                                   its present form, or as from time to time altered in accordance with the Rules;

     "Plan Year"                   means 1 January to 31 December of any year;

     "Share" save as provided in Rule 6(3), a share in the Company;

     "Share Price"                 the price per Share, as determined by the
                                   Directors, at which an Eligible Employee may acquire Shares in respect of which an Option has been granted to him, being not less than:

                                   (1) the Market Value of a Share;

                                   or

                                   (2) if greater, and Shares are to be
                                       subscribed, the nominal value of a Share;

                                   subject to any adjustment pursuant to Rule
                                   9(1);

     "Subsidiary"                  the meaning given to it in Section 736 of the
                                   Companies Act 1985;

     "The HongKong Stock           The Stock Exchange of Hong Kong Limited;
     Exchange"

     "The London Stock             The London Stock Exchange Limited;
      Exchange"

     "The New York Stock Exchange" The New York Stock Exchange, Inc;


     "The UK Listing Authority"    The UK Financial Services Authority.

     "Year of Assessment"          a year beginning on any 6th April and ending
                                   on the following 5th April.


     References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine shall include the feminine (and vice versa).

2.   Grant of Options

     (1) Within a Grant Period, the Directors may, at their absolute discretion, grant Options under Part B of the Plan to Eligible Employees.

     (2) The Directors shall issue an Option certificate under seal or in such other manner as shall take effect as a deed of the Company which shall be in such form as the Directors shall from time to time determine and which shall include details of:

         (a) the Date of Grant of the Option; and

         (b) the Share Price;

         (c) the number of Shares subject to the Option;

         (d) any date or dates determined by the Directors upon which the Option is first exercisable in whole or in part and, where on any date only part is first exercisable, the number of Shares over which such partial exercise may be made; and

         (e) the Performance Condition to be satisfied as a condition of the exercise of the Option in accordance with Rule 3(2) (as amended, relaxed or waived, if relevant, in accordance with Rule 3(3)); and

         (f) any variation in the application to the Option Holder of Rule 5, as determined by the Directors pursuant to Rule 5(7); and

         (g) shall state that the Option is granted under this Part B of the Plan; and

     details of which (as set out in Rule 2(2) (a)-(g)) shall be sent to each Eligible Employee to whom such Option has been granted.


     (3) Each Eligible Employee to whom an Option is granted may by notice in writing within 30 days of the Date of Grant disclaim in whole or in part his rights under the Option in which case the Option shall for all purposes be deemed never to have been granted.

     (4) Subject to the rights of an Option Holder's personal representatives to exercise an Option as provided in Rule 5(4), every Option shall be personal to the Eligible Employee to whom it is granted and shall not be transferable.

     (5) No payment shall be made in respect of the grant of an Option.

     (6) Notwithstanding the provisions of this Rule, where any Option is to be granted to an executive director of the Company all determinations in relation to such Options shall be made by the Committee.

3.   Conditions relating to the grant of Options

     (1) The value of Options granted to an Eligible Employee under Part A and Part B of the Plan, valued using an appropriate option pricing methodology determined by the Committee, together with the amount used to acquire Shares pursuant to the grant of performance share awards made to him under the HSBC Holdings Restricted Share Plan 2000 may not exceed the Applicable Limit.

     (2) An Option shall be granted subject to the Performance Condition except that in the case of the grant of an Option to an Eligible Employee who is employed outside the United Kingdom the Committee shall have the discretion to set a different performance condition, or to decide that there should be no performance condition, as appropriate in accordance with customary practice in the country or territory in which the Eligible Employee is employed.

     (3) In the application of Rule 3(2), when events have happened which cause the Committee to consider that the Performance Condition has become unfair or impractical, they may, in their discretion (provided such discretion is exercised fairly and reasonably), amend, relax or waive such Performance Condition. Any such amendment, waiver or relaxation shall not result in the Option being subject to performance conditions which are more difficult to satisfy than those which applied immediately prior to such amendment, waiver or relaxation. After any such amendment, waiver or relaxation the Directors shall issue to the Option Holder a replacement Option Certificate or other notice specifying the details in Rule 2(2).

4.   Number of Shares in respect of which Options may be granted

     If and so long as any of the Company's shares are admitted to the Official List of The London Stock Exchange;

         (a) the maximum number of Shares which may be allocated for subscription under the Plan, when added to the number of Shares issued in the preceding ten years under any employees' share scheme within the meaning of Section 743 of the Companies Act 1985, or placed under option for subscription in the same period under any other share option scheme (whether or not an executive share option scheme), approved in general meeting by the Company or any company under its Control, shall not exceed 10% of the Company's issued ordinary share capital for the time being; and

         (b) the maximum number of Shares which may be allocated for subscription under the Plan, when added to the number of Shares issued or issuable under the HSBC Holdings Restricted Share Plan and any Discretionary Employee's Share Incentive Plan, approved in general meeting by the Company or any company under its Control in the preceding ten years shall not exceed 5% of the Company's issued or ordinary share capital for the time being.

         (c) Shares allocated for subscription or to be transferred under the Plan shall not exceed 848,847,000 Shares (being 10% of the Company's issued ordinary share capital on 13 April 2000);

         (d) at any time the number of Shares subject to all Options held by any Option Holder which have not been exercised and have not lapsed shall not exceed 25% of the Shares subject to all outstanding Options under the Plan; and

     (2) For the purpose of the above limits other than (c): (b) any Shares which are already in issue when placed under option; and (c) any Shares comprised in any Option which has lapsed,

         shall be disregarded for the purposes of calculating the number of Shares under option and any Shares which are issued pursuant to the grant of Options shall be taken into account once only on the date they are placed under option.

5.   Rights of exercise

     (1) Save as provided in Rule 5(4) (death), Rule 5(5) (transfer out of group) and Rule 6 (takeover etc), an Option may only be exercised on or after the latest of:

         (a) the third anniversary of the Date of Grant; and

         (b) any date or dates which may have been specified in accordance with Rule 2(2)(d) in the relevant Option Certificate; and

         (c) the date on which the Performance condition has been satisfied (unless waived, amended or relaxed pursuant to Rule 3(3);

         but in any event not later than the tenth anniversary of the Date of Grant.

     (2) Save as provided in Rules 5(4) (death), 5(5) (transfer out of group), 5(6) (redundancy/early retirement and Rule 6 (takeover etc) below, an Option may only be exercised by an Option Holder while he is a director or employee of a Participating Company or an Associated Company of a Participating Company.

     (3) If an Option Holder retires at the age at which he would normally retire in accordance with the terms of his contract of employment he may not exercise any Option granted to him within two years of such retirement and may not exercise any Option at a Share Price which is less than the Market Value of a Share on the Dealing Day immediately preceding the relevant Date of Grant granted to him within four years of such retirement.

     (4) An Option may be exercised by the personal representatives of a deceased Option Holder during the period of one year following the date of death.

     (5) An Option may be exercised by an Option Holder where the Subsidiary, the undertaking or part-undertaking in which the Option Holder is employed is transferred to a person other than a Participating Company or an Associated Company of the Company or a Participating Company within six months of the date of such transfer.

     (6) An Option may be exercised by an Option Holder in accordance with rule 5(1) where the Option Holder ceases to hold any office or employment with a Participating Company on account of:-

         (a) redundancy (within the meaning of the Employment Rights Act 1996);
             or

         (b) early retirement by agreement with his employer

         subject to the achievement of the Performance Condition as provided for in Rule 5(1)(c).

     (7) An Option shall lapse at the occurrence of the earliest of the following:

         (a) the tenth anniversary of the Date of Grant; or

         (b) the date on which the Performance Condition is deemed not to have been met; or the date on which it becomes apparent that any such condition has become incapable of being satisfied or

         (c) subject to Rules 5(8) and 6(3), the expiry of any of the applicable periods specified in Rules 5(4) (death) and 5(5) (transfer out of the group) and Rules 6(2)(b), (c) and

         (d) subject to Rule 5(8) the date on which an Option Holder ceases to be a director or employee of any Participating Company or any Associated Company of a Participating Company for any reason other than those specified in Rules 5(4) (death), 5(5) (transfer out of group) and 5(6) (redundancy/early retirement); or

         (e) the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding-up of the Company; or

         (f) the date on which the Option Holder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option; or

         (g) subject to Rule 6(3) (rollover), where Rule 6(1)(a) applies, six weeks from the date on which the person referred to therein obtains Control of the Company and first becomes entitled to give, in connection with the offer referred to therein, a valid notice to acquire compulsorily any Shares pursuant to Section 429 Companies Act 1985.

         Provided that for the purposes of the Plan (and, in particular, Rule 5(7)(d)), a female Option Holder who is on maternity leave (as defined by the Employment Relations Act 1999) by reason of pregnancy or confinement and who exercises her right to return to work in accordance with the Employment Relations Act 1999 before exercising an Option shall be treated for the proposes of the Plan as not having ceased to hold such office or employment. If she does not so exercise her right to return to work she will be regarded as having ceased to hold such office or employment on the last day as which she is entitled to return to work.

     (8) The provisions of this Rule 5 insofar as they relate to the consequences of the cessation of an Option Holder's employment with any Participating Company or any Associated Company of a Participating Company may be varied in the case of an Option Holder who is resident outside the United Kingdom at the Date of Grant in such manner as the Directors see fit.

6.   Takeover, reconstruction and amalgamation and liquidation

     (1) This Rule shall apply where:

         (a) any person obtains Control of the Company as a result of making either a general offer to acquire the whole of the Company's issued share capital (other than any shares already owned by the Holding Company or any Subsidiary of the Holding Company) and which is made on a condition such that if it is satisfied the offeror will have such Control, or a general offer to acquire all the Shares in the Company which are of the same class as the Shares; or

         (b) any person obtains Control of the Company in pursuance of a scheme of arrangement sanctioned by the Court under Section 425 of the Companies Act 1985; or

         (c) without any person obtaining Control of the Company the Court sanctions a scheme of arrangement affecting the Shares under
             Section 425 of the Companies Act 1985; or

         (d) any person becomes bound or entitled to acquire Shares in the Company under Sections 428 to 430 of the Companies Act 1985; or

         (e) a resolution is passed for the voluntary winding-up of the Company,

         and for the purpose of this Rule 6 (except Rule 6(3)), a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control.

     (2) Subject to Rule 5(7) an Option may be exercised during any of the following periods subject to the satisfaction of the Performance Condition in the period mentioned in Rule 6(2)(a), 6(2)(b) 6(2)(c), and 6(2)(d):

         (a) In relation to Rule 6(1)(a), within six months of the date on which control is so obtained any condition subject to which the offer is made is satisfied (or until the expiry of the period mentioned in (c) below if earlier);

         (b) in relation to Rules 6(1)(b) and (c), the period of six months after the date the Court sanctions such scheme of arrangement; or

         (c) in relation to Rule 6(1)(d), during any period such person remains so bound or entitled; or

         (d) in relation to Rule 6(1)(e), within six months of the passing of such resolution.

     (3) Notwithstanding anything to the contrary in these Rules, where any person mentioned in Rules 6(1)(a), (b) or (d) is a company an Option Holder may, by agreement with the Acquiring Company and within the appropriate period mentioned in Rules 6(2)(a) (b) and (c), release his Option under the Plan ("the Old Option") in consideration of the grant to him of a new Option ("the New Option. With effect from the date of release references in Rules 5, 6, 7, 8, 9 and 10(1)-(4) and 12(2) (and, in relation to expressions used in those Rules, in Rule 1) to "the Company" and "Shares" shall, in relation to the New Option, be construed as references to the Acquiring Company and Shares in the Acquiring Company or some other company as the case may be.

7.   Manner of exercise

     (1) (a) An Option may be exercised, in whole or in part, by the delivery to the secretary of the Company or his duly appointed agent of an Option certificate (or such other documentation that the Company may deem appropriate) covering not less than the number of Shares over which the Option is then to be exercised, with the notice of exercise endorsed thereon duly completed and signed by the Option Holder

         (b) The notice of exercise must be accompanied by either:

             (i) cleared funds representing the Acquisition Price payable in respect of the Shares over which the Option is to be exercised and for the amount of any tax or other liability of the Option Holder for which the Company or any Participating Company or Subsidiary is bound to account (such amount being calculated by the Option Holder as a best estimate at the time of completion of the notice of exercise); or

             (ii) an irrevocable instruction to a bank or broker to provide funds to the Company for the Acquisition Price payable in respect of the Shares over which the Option is to be exercised on the terms of an agreement between the Option Holder and the bank or broker which include provision for the sale of Shares issued or transferred on the exercise of the Option and remittal to the Company, any Participating Company or any Subsidiary of the amount of any tax or other liability of the Option Holder for which that company is bound to account.

         (c) The relevant Shares shall be allotted or transferred (as the case may be) within 28 days following such delivery and accordingly, in cases where Shares are to be transferred, the Company shall use its best endeavours to ensure due transfer thereof.

     (2) On exercise of an Option the Directors may in lieu of allotting or procuring the transfer of Shares in accordance with Rule 7(1) pay to such Option Holder a cash sum equal to the amount by which the value of the Shares in respect of which the notice of exercise was given (calculated as the average of the middle market quotations on The London Stock Exchange for the five Dealing Days prior to the date of exercise) exceeds the Acquisition Price of those Shares. If payment is made pursuant to this Rule 7(2) to an Option Holder, he shall have no further rights in respect of the Shares for which the notice of exercise was given. The company may deduct from such payment any tax which it is liable to deduct under the laws of any country or territory which laws are applicable to the Option Holder and/or the Participating Company by which he is employed.

8.   Issue of shares

     (1) All Shares issued pursuant to the exercise of Options under the Plan shall rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any dividend or other rights declared by reference to a record date preceding the date of such exercise.

     (2) If and so long as the Shares are listed on The London Stock Exchange, The Hong Kong Stock Exchange and The New York Stock Exchange the Company shall use its best endeavours to procure that as soon as practicable after the allotment of any Shares pursuant to the Plan application shall be made to The UK Listing Authority for admission of the Shares to the Official List and to the Listing Committee of The Hong Kong Stock Exchange for the listing of, and permission to deal in, the Shares and to a Listing Representative of the New York Stock Exchange for the listing of, and permission to deal in, the Shares.


9.   Adjustments

     (1) The number of Shares over which an Option is granted, the Share Price thereof and the limits in Rule 4 on the number of Shares issuable under the Plan shall be adjusted in such manner as the Committee shall determine (and which the Auditors shall confirm in writing to be in their opinion fair and reasonable) following any capitalisation issue, subdivision, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital to the intent that (as nearly as may be without involving fractions of a Share or a Share Price calculated to more than two places of decimals) the Acquisition Price payable in respect of an Option shall remain unchanged but the number of Shares issuable under the Plan and any other employees' share scheme shall take account of any such event, PROVIDED that, save as provided in Rules 9(2) and (3), no adjustment made pursuant to this Rule 9(1) shall have the effect of reducing the Share Price below the nominal value of a Share.

     (2) Where an Option subsists over both issued and unissued Shares, an adjustment may be made under Rule 9(1) which would have the effect of reducing the Share Price to less than the nominal value of a Share provided that the reduction of the Share Price in relation to Options over both issued and unissued Shares can be made to the same extent.

     (3) Any adjustment made to the Share Price of unissued Shares which would have the effect of reducing the Share Price to less than the nominal value of a Share shall only be made if and to the extent that the Directors are authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Share Price. The Directors may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

     (4) The Committee may take such steps as they may consider necessary to notify Option Holders of any adjustments made under Rule 9(1) and to call in, cancel, endorse, issue or re-issue any Option certificate consequent upon such adjustment.

10.  Administration

     (1) Notices or documents required to be given to an Eligible Employee or to an Option Holder shall either be delivered to him by hand or sent to him at his place of work or by first class post pre-paid at his last known home address according to the information provided by him. Notices sent by first class post shall be deemed to have been given on the day following the date of posting.

     (2) The Company may distribute to Option Holders copies of any notice or document sent by the Company to its shareholders generally.

     (3) The Company shall at all times keep available unissued Shares or shall ensure that sufficient issued Shares will be available as may be required to satisfy the exercise of all Options which have neither lapsed nor been exercised taking account of any other obligations of the Company to allot unissued Shares.

     (4) The Committee may make such regulations for the administration of the Plan as they deem fit, provided that no regulation shall be valid to the extent it is inconsistent with the Rules.

     (5) The decision of the Committee in any dispute relating to an Option, or the due exercise thereof, or any other matter in respect of the Plan, shall be final and conclusive subject to the determination of the Auditors when so required by Rule 9(1).

     (6) The costs of introducing and administering the Plan shall be borne by the Company.

11.  Alterations

     (1) The Committee may, in its absolute discretion, alter Part B of the Plan.

     (2) The Plan may be amended by the Committee in any way, provided that amendments which are to the material advantage of Option Holders (present or future) may only be made by or with the prior approval of The Hong Kong Stock Exchange and of an ordinary resolution of the Shareholders of the Company in general meeting unless they are minor amendments which the Committee considers necessary or desirable in order to benefit the administration of the Plan, or they are amendments to obtain or maintain favourable tax, exchange control or regulatory treatment of any Eligible Employee, rights to acquire Shares, Option Holders, or of any Participating Company.

     (3) Where any alteration would abrogate or adversely affect the subsisting rights of Option Holders it will not be effective unless such alteration is made:

         (a) with the consent in writing of such number of Option Holders as hold Options over 75 per cent of the shares which would be issued if all Options granted and subsisting were exercised and Shares issued; or

         (b) by a resolution at a meeting of Option Holders by a majority of not less than 75 per cent of the Option Holders who attend and vote either in person or by proxy. For the purposes of this Rule 11(3)(b) the Option Holders shall be treated as the holders of a separate class of share capital and the provisions of the articles of association of the Company relating to class meetings shall apply mutatis mutandis.

     (4) Written notice of any amendment made in accordance with this Rule 11 shall be given to all Option Holders.

12.  General

     (1) The Plan shall terminate on 26 May 2005 being the fifth anniversary of the date on which it is approved by the Company in general meeting or at any earlier time by resolution of the Directors. Termination of the Plan shall be without prejudice to the subsisting rights of Option Holders.

     (2) If an Eligible Employee or an Option Holder shall cease for any reason including as a result of being wrongfully or unfairly dismissed to be in the employment of the company or any of its Subsidiaries, he shall not be entitled, by way of compensation for loss of office or employment or otherwise howsoever, to any sum or any benefit to compensate him for any consequential loss or curtailment of any right or benefit accrued or in prospect under the Plan, and any such loss or curtailment shall not form part of any claim for damages for breach of any contract of employment of any Eligible Employee or Option Holder or compensation for unfair dismissal or any other claim whatsoever.

13.  Governing Law

     This Plan is governed by and shall be construed in accordance with the laws of England.

                          HSBC Group Share Option Plan

                              PERFORMANCE SCHEDULE
   [To be applied to all grants unless the Committee exercises its discretion to determine performance conditions applicable to local jurisdictions]


1.   PERFORMANCE TARGETS

     This schedule sets out the Performance Conditions referred to in Rule 1 of the Rules of the HSBC Group Share Option Plan ("the Plan").

     The Options or a proportion of them shall become exercisable where the Committee has determined that the Company's performance during the Performance Period has shown sustained growth; and FN1

     1.1 in relation to a grant of an Option equal to or less than 100% of Earnings Options shall become exercisable if the Total Shareholder Return achieved by the Company in the Performance Period is equal to or greater than that of the mean of the Comparator Group ("the Minimum Performance Measure"). If the Minimum Performance Measure is satisfied on the third, fourth or fifth anniversary of the Date of Grant of the Options, Options shall become exercisable immediately. If the Minimum Performance Measure is not satisfied on the third anniversary following the Date of Grant of the Options, but is satisfied on the fourth anniversary following the Date of Grant of the Option, Options shall become exercisable immediately. If the Minimum Performance Measure is not satisfied on the fourth anniversary following the Date of Grant of the Options, but is satisfied on the fifth anniversary following the Date of Grant of the Option, Options shall become exercisable immediately.

     1.2 in relation to a grant of an Option in excess of 100% of Earnings Options shall become exercisable if the Total Shareholder Return achieved by the Company in the Performance Period is within the upper quartile of the ranked list of the Comparator Group ("the Superior Performance Measure") subject to the following provisions:

          a) if the Superior Performance Measure is satisfied on the third, fourth or fifth anniversary of the Date of Grant of the Option, then Options shall become exercisable immediately; and

          b) on the first date, being the third, fourth or fifth anniversary of the Date of Grant, that the Total Shareholder Return achieved by the Company in the Performance Period is equal to the Minimum Performance Measure but less than the Superior Performance Measure, the greater of 50% of the Option and 100% of Salary will be exercisable. The balance of the Option will become exercisable pro rata based on Total Shareholder Return performance between the Minimum Performance Measure and the Superior Performance Measure on a straight line basis and to the extent that the Superior Performance Measure has not been achieved the Option shall lapse pro rata.

     1.3 If the Minimum Performance Measure is not satisfied at the end of the fifth anniversary following the Date of Grant, the Option shall lapse and if the Superior Performance Measure is not satisfied at that time the Options shall lapse pro rata.

-------------
(FN1) However, in relation to the grant of Options under Part A of the Plan where rules 5(5), 5(6) and 6 (2) apply the words set out above ".....the
Committee .....sustained growth ; and" shall not apply.


2.   DEFINITIONS

     2.1 For the purposes of the Performance Condition words defined in the Rules of the Plan have the same meaning herein.

     2.2  The following additional definitions relate to the Performance
          Condition:


         "Comparator Group"        Means a group of banks involved in similar
                                   activities to the Company, those of a similar market size to the Company and also, banks in general. Within the overall benchmark, these groups are weighted as follows:

                                     a)  50% - nine banks identified as having
                                         similar activities to the Company;

                                     b)  25% - twenty other banks comprising;
                                         the five largest banks from each of the
                                         United States, the United Kingdom,
                                         continental Europe and the Far East;

                                     c)  25% - other world banks as defined by
                                         the Morgan Stanley Capital
                                         International World Index (excluding
                                         those in the above two categories)

                                     PROVIDED that the Committee shall be
                                     entitled in its absolute discretion to make adjustments to the list when necessary to take account of mergers, acquisitions or other such events and specifically in determining the ranking list ;

         "Earnings"                  means an Eligible Employee's annual rate of
                                     salary on the Date of Grant of an Option, together with any bonus paid to him for the previous year;

         "Performance Period"        means a period of three, four or five years
                                     commencing on the first day of the
                                     accounting period in which the Date of
                                     Grant falls as defined in 1 above;


         "Total Shareholder Return"  The growth in Share value combined with dividend income during the relevant period.
                                     In calculating the Total Shareholder
                                     Return, dividend income is assumed to be reinvested in the relevant underlying shares.

3.   VARIATIONS

     When events have happened which cause the Committee to consider that the Performance Condition(s) have become unfair or impractical, it may, in its discretion amend or substitute the Performance Condition(s).

4.   DISPUTES

     In the event of any dispute as to whether or not the Option has vested or as to the number of Shares in respect of which it has vested the Committee's decision shall be final and binding for all purposes.